UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2008
The Spectranetics Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19711	84-0997049

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
96 Talamine Court
Colorado Springs, CO 80907-5186
(Address of Principal Executive Offices) (Zip Code)

(719) 633-8333
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 21, 2008, The Spectranetics Corporation announced that Emile Geisenheimer was appointed as the President and Chief Executive Officer of the Company. In its Current Report on Form 8-K filed with the SEC on October 23, 2008, the Company stated that Mr. Geisenheimer and the Company had not yet agreed upon the material compensatory terms of Mr. Geisenheimer’s employment. The purpose of this amendment to the Form 8-K filed on October 23, 2008 is to disclose the material terms of Mr. Geisenheimer’s compensatory arrangement.
On November 21, 2008, the Company and Mr. Geisenheimer entered into an Employment Agreement, effective as of October 21, 2008 (the “Employment Agreement”). The Employment Agreement provides that Mr. Geisenheimer will be paid an annual base salary of $500,000, subject to further increases by the Board of Directors, and will be entitled to earn an annual cash bonus equal to 50% of Mr. Geisenheimer’s then annual base salary at target performance, based upon the achievement of annual quantitative and qualitative performance objectives set by the Compensation Committee of the Company’s Board of Directors at the beginning of each year. Mr. Geisenheimer’s bonus for 2008 will be prorated for the period from October 21 to December 31, 2008. Mr. Geisenheimer’s compensation under the Employment Agreement also includes a monthly housing and automobile allowance of $5,000 for housing in or near Colorado Springs, Colorado and reimbursement of current health care insurance premiums for Mr. Geisenheimer and his spouse in an amount not to exceed $23,000 annually, provided he is not participating in any health plan sponsored by the Company. The Employment Agreement has an initial term expiring October 21, 2011, and contains a provision that automatically extends the term for an additional one year unless either party provides notice to the other of its intent not to extend the term of the Employment Agreement at least 60 days prior to the expiration of the then current term.
Under the terms of the Employment Agreement, in the event of Mr. Geisenheimer’s termination, Mr. Geisenheimer will be entitled to receive (i) any accrued and unpaid base salary and the value of any accrued and unused vacation (both, as through the date of termination), (ii) any accrued and unpaid bonuses for any fiscal year of the Company ended prior to the date of termination and (iii) any unreimbursed business expenses incurred by Mr. Geisenheimer prior to the date of termination. In the event the Company terminates Mr. Geisenheimer’s employment without cause or Mr. Geisenheimer terminates his employment for good reason, then, in addition to the foregoing, Mr. Geisenheimer will be entitled to receive a single lump sum payment equal to 100% of his then annual base salary.
The Employment Agreement contains customary perpetual confidentiality provisions as well as customary non-competition and non-solicitation covenants for the term of Mr. Geisenheimer’s employment and for one year following any termination thereof.

The foregoing summaries of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is included as Exhibits 10.1 to this Form 8-K/A and is incorporated herein by reference thereto.
On November 21, 2008, the Company granted to Mr. Geisenheimer three options (the “Options”) to purchase an aggregate of 800,000 shares of Company common stock at an exercise price of $2.49 per share, the closing sale price of the Company’s common stock on November 21, 2008, as follows: (i) 250,000 options to vest in equal monthly installments over three-years; (ii) 150,000 options to vest in equal monthly installments over three-years, subject to stockholder approval of an amendment to the Company’s 2006 Incentive Award Plan at the Company’s 2009 annual meeting of stockholders to (A) increase the authorized number of shares of common stock available for issuance under the plan and (B) increase the limit on the aggregate number of shares of common stock that may be awarded to any individual in a calendar year from 250,000 to 800,000 shares (“Amendment Approval”); and (iii) 400,000 options to vest upon achieving a stock value of $9.00 per share for a period of ten consecutive trading days, provided, however, that if such stock value is achieved prior to October 21, 2011, the Options in (iii) shall vest pro rata at such time and in such amount as if they had been subject to vest in equal monthly installments over a three year period commencing October 21, 2008, with the remaining portion of such option grant to vest over the remaining period, all as subject to Amendment Approval. The Options in (ii) and (iii) above are not exercisable by anyone prior to Amendment Approval, and if Amendment Approval is not obtained, such Options in (ii) and (iii) will automatically be cancelled and become null and void. The Options in (i), and, if Amendment Approval is obtained, the Options in (ii), commence vesting on October 21, 2008, and will become fully vested and immediately exercisable in the event of a change in control of the Company. If Amendment Approval is obtained, the Options in (iii) will become fully vested if the per-share stock price paid to stockholders upon consummation of the change in control equals or exceeds $9.00 per share, provided that such performance-vesting options will become fully vested upon a change in control that occurs after the 2nd anniversary of the date of grant irrespective of stock price. The Options have a term of 10 years from the date of grant.
The foregoing summaries of the Options do not purport to be complete and are qualified in their entirety by reference to the Time Vesting Stock Option Agreement, the Conditional Time Vesting Stock Option Agreement and the Conditional Performance Vesting Stock Option Agreement, forms of which are included as Exhibits 10.2, 10.3 and 10.4, respectively, to this Form 8-K and are incorporated herein by reference thereto.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Emile Geisenheimer and The Spectranetics Corporation, dated November 21, 2008 and effective as of October 21, 2008

10.2	Form of Time Vesting Stock Option Agreement

10.3	Form of Conditional Time Vesting Stock Option Agreement

10.4	Form of Conditional Performance Vesting Stock Option Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2008	The Spectranetics Corporation (registrant)
	By:	/s/ Guy A. Childs
Name: Guy A. Childs
Its: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between Emile Geisenheimer and The Spectranetics Corporation, dated November 21, 2008 and effective as of October 21, 2008

10.2	Form of Time Vesting Stock Option Agreement

10.3	Form of Conditional Time Vesting Stock Option Agreement

10.4	Form of Conditional Performance Vesting Stock Option Agreement